                                 EXHIBIT 16(d)

                               POWER OF ATTORNEY

         The undersigned, being the President and Principal Executive Officer of each company listed on Exhibit A hereto (each a "Registrant"), hereby severally constitute and appoint Jeffrey L. Shames, Stephen E. Cavan, John W. Ballen, Richard M. Hisey and James R. Bordewick, Jr., and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for the undersigned, in the name of, and in the capacity indicated below, any Registration Statement and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued by the Registrant under the Securities Act of 1933 granting unto our said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 1st day of April, 2003.



KEVIN R. PARKE                         Principal Executive Officer
--------------------------
Kevin R. Parke
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                                   EXHIBIT A

                         Massachusetts Investors Trust

                   Massachusetts Investors Growth Stock Fund

                         MFS Growth Opportunities Fund

                         MFS Government Securities Fund

                      MFS Government Limited Maturity Fund

                               MFS Series Trust I

                              MFS Series Trust II

                              MFS Series Trust III

                              MFS Series Trust IV

                               MFS Series Trust V

                              MFS Series Trust VI

                              MFS Series Trust VII

                             MFS Series Trust VIII

                              MFS Series Trust IX

                               MFS Series Trust X

                              MFS Series Trust XI

                           MFS Municipal Income Trust

                          MFS Variable Insurance Trust

                            MFS Institutional Trust

                          MFS Multimarket Income Trust

                           MFS Municipal Series Trust

                      MFS Government Markets Income Trust

                         MFS Intermediate Income Trust

                            MFS Charter Income Trust

                            MFS Special Value Trust